Exhibit 10.2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

INTELLECTUAL PROPERTY ASSIGNMENT AND LICENCE AGREEMENT

DATED 7TH FEBRUARY, 2005

VERNALIS DEVELOPMENT LIMITED

and

RHINOPHARMA LTD.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

i

THIS AGREEMENT is dated 7th February, 2005

BETWEEN:

(1)                                VERNALIS DEVELOPMENT LIMITED (registered number 2600483) whose registered office is at Oakdene Court, 613 Reading road, Winnersh, Berks, RG41 5UA (Vernalis); and

(2)                                RHINOPHARMA LTD. (incorporation number 693217) whose registered office is at Suite 700, 625 Howe Street, Vancouver, British Columbia, Canada V6C 2T6 (Rhinopharma).

BACKGROUND:

(A)                              Vernalis owns certain compounds and know-how which it has used to progress a research and development programme of mixed PDE III and PDE IV inhibitors for use as inhaled treatments of Chronic Obstructive Pulmonary Disease.

(B)                              Through the conduct of that research and development programme, Vernalis has developed certain intellectual property rights comprising know-how, materials and patent rights related to the programme.

(C)                              Rhinopharma wishes to obtain rights to the programme and Vernalis has agreed to (i) assign those patent rights related to the programme to Rhinopharma, and (ii) grant, and Rhinopharma has agreed to take, an exclusive licence of those other intellectual property rights related to the programme, in each case on the terms set out in this agreement.

IT IS AGREED:

1.                                     INTERPRETATION

1.1                              In this agreement:

Affiliate means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a party.  For purposes of this definition, “control” shall be presumed to exist if one of the following conditions is met:  (a) in the case of corporate entities, direct or indirect ownership of at least fifty per cent. (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty per cent. (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.  The parties acknowledge that in the case of certain entities organised under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty per cent. (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity;

Commercialisation or Commercialise means any and all activities (whether before or after Regulatory Approval) directed to the marketing, detailing and promotion of a Licensed Product after Regulatory Approval for commercial sale has been obtained, and shall, without limitation, include pre-launch and post-launch marketing, manufacturing for commercial sale, promoting, detailing, distributing, offering to sell and selling a Licensed Product, importing a Licensed Product for sale, conducting clinical studies (but not Development clinical studies), and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

interacting with Regulatory Authorities regarding the foregoing; Commercialising shall have a corresponding meaning;

Commercially Reasonable and Diligent Efforts means efforts and resources commonly associated with good business practice and standards in the research-based pharmaceutical industry to research, develop, manufacture or commercialise (as appropriate) a product or compound of similar market potential at a similar stage in its product life, taking into account [***].

Confidential Information means all materials, know-how or other information (whether or not patentable) that is disclosed by or on behalf of either party to the other party pursuant to and in contemplation of this agreement, including, without limitation, biological or chemical substances, formulations, techniques, methodology, equipment, data, reports, Know-How, sources of supply, patent positioning and business plans, and that is designated as confidential in writing by the disclosing party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, know-how or other information is disclosed by the disclosing party to the other party.  Notwithstanding the foregoing, materials, know-how or other information that is orally, electronically or visually disclosed by a party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a party (a) if the disclosing party, within thirty (30) days after such disclosure, delivers to the other party a written document describing the materials, know-how or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) such information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the parties;

Cover, Covering or Covered means, with respect to a Programme Patent, that, but for a license granted to a party under a Valid Claim included in such Programme Patent, the practice by such Party of an invention would infringe such Valid Claim including in the case of a Programme Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent;

Development or Develop means, without limitation, any and all activities related to research, preclinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, regulatory affairs, statistical analysis and report writing, market research and development, the preparation and submission of drug approval applications and all other activities before and leading to Regulatory Approval, and includes, without limitation, any activities necessary or required by a Regulatory Authority (a) to obtain Regulatory Approval, or (b) as a condition of maintaining a Regulatory Approval.  Developed shall have a corresponding meaning;

Disclosing Party means, in relation to the Confidential Information of:

(a)                                Rhinopharma and its Affiliates, Rhinopharma; or

(b)                                Vernalis and its Affiliates, Vernalis;

Dispute has the meaning given in clause 17.1;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Field of Use means the treatment of human or animal allergic or inflammatory disorders;

First Commercial Sale means on a Licensed Product by Licensed Product, and country by country basis the first sale to a Third Party of a Licensed Product in a country in the Territory after required Regulatory Approvals have been granted by the applicable Regulatory Authority, but excluding Licensed Product sales for clinical study purposes or compassionate, named patient or similar use;

Improvement means any material developments, discoveries, inventions or other intellectual property rights, whether patentable or not, which improve or otherwise offer advantages in respect of development, manufacture and/or performance of the Licensed Products;

Know-How means all tangible or intangible materials, inventions, discoveries, practices, methods, knowledge, know-how, trade secrets, processes, formulas, assays, skills, experience, techniques and results of experimentation and testing, including, without limitation, clinical, biological, pharmaceutical, pharmacological, toxicological and pre-clinical and clinical test data, analytical and quality control data, software and algorithms, marketing, pricing, distribution, costs and sales data (whether patentable or otherwise);

Licensed Products means any phosphodiesterase inhibitors Developed using the Programme IP;

Manufacturing or Manufacture means all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and storage of Licensed Products, including, without limitation, process development, process validation, manufacturing scale-up, pre-clinical, clinical and commercial manufacture and analytical development, product characterisation, quality assurance and quality control;

Net Sales Value has the meaning given in Schedule 3;

Notice has the meaning given in clause 14.1;

Permitted User means, in relation to the Recipient, any of its employees, directors, subcontractors or professional advisers and, where the Recipient is Rhinopharma, any of its Affiliates, any of the employees, directors, subcontractors or professional advisers of any Affiliates of Rhinopharma;

Programme IP means the Programme Patents, the Programme Know-How and Programme Materials

Programme Know-How means the Know-How owned by Vernalis and reasonably required for the Development, Manufacture or Commercialisation of Licensed Products, including, without limitation, such Know-How as is set out in Schedule 2;

Programme Materials means the physical stock of compound VMX 554 and VMX 565 in Vernalis’ possession as at the date of this agreement.

Programme Patents means all those patent applications and granted patents [***] patents or patent applications claiming priority from such patents or patent applications in the Territory;

Recipient means, in relation to the Confidential Information of:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(a)                                Rhinopharma and its Affiliates, Vernalis; or

(b)                                Vernalis and its Affiliates, Rhinopharma;

Regulatory Approval means any and all approvals (including pricing and reimbursement approvals), licences, registrations or authorisations of any Regulatory Authority, necessary for the Development, Commercialisation or Manufacture of a Licensed Product;

Regulatory Authority means any governmental or regulatory authority in a country or region that regulates the manufacture or sale of pharmaceutical products for human or animal use, including, without limitation, the United States Food and Drug Administration and the European Agency for the Evaluation of Medicinal Products, and any successors thereto;

Royalty Term means:

(a)                                with respect to each Licensed Product Covered by a Programme Patent at the time of First Commercial Sale of such Licensed Product in each country, the period of time from the First Commercial Sale of such Licensed Product until the later of (i) the date ten (10) years from the date of the First Commercial Sale of such Licensed Product in such country; and (ii) the expiration of all patent rights within Programme Patents containing one or more Valid Claims Covering the Development, Manufacture or Commercialisation of such Licensed Product in such country; and

(b)                                with respect to each Licensed Product not Covered by a Programme Patent at the time of First Commercial Sale of such Licensed Product in each country, the period of time from the First Commercial Sale of such Licensed Product until the date ten (10) years from the date of the First Commercial Sale of such Licensed Product in such country;

Sales Tax means any sales, purchase or turnover tax as may be applicable in any relevant jurisdiction, including, without limitation, value added tax chargeable under or pursuant to the UK Value Added Tax Act 1994 or the EC Sixth Directive (77/388/EEC);

Sub-licensee means a Third Party to whom Rhinopharma grants a licence or sub-licence (as the case may be) under any Programme LP, to Develop, Manufacture or Commercialise a Licensed Product in the Field of Use in the Territory;

Territory means all the countries in the world;

Third Party means any entity other than Vernalis or Rhinopharma and their respective Affiliates; and

Valid Claim means any claim of a Programme Patent, which claim has not been held unenforceable, unpatentable or invalid by a final decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, re-examination or disclaimer.

1.2                              In this agreement any reference, express or implied, to an enactment (which includes any legislation in any jurisdiction) includes references to:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(a)                                that enactment as re-enacted, amended, extended or applied by or under any other enactment (before, on or after the date of this agreement);

(b)                                any enactment which that enactment re-enacts (with or without modification); and

(c)                                 any subordinate legislation made (before, on or after the date of this agreement) under that enactment, as re-enacted, amended, extended or applied as described in clause 1.2(a), or under any enactment referred to in clause 1.2(b).

1.3                              In this agreement:

(a)                                references to a person include an individual, a body corporate and an unincorporated association of persons;

(b)                                subject to clause 15, references to a party to this agreement include references to the successors or assigns (immediate or otherwise) of that party.

1.4                              Clauses 1.1 to 1.3 apply unless the contrary intention appears.

1.5                              The headings in this agreement do not affect its interpretation.

1.6                              The schedules to this agreement form part of it.

1.7                              If there is any conflict or inconsistency between a term in the main part of this agreement and a term in any of the schedules or other documents referred to or otherwise incorporated into this agreement, the term in the main part of this agreement shall take precedence, unless the schedule or the appendix or other document which is incorporated into this agreement is expressly stated to take precedence over this agreement.

2.                                     ASSIGNMENT OF PROGRAMME PATENTS

2.1                              In consideration of payment by Rhinopharma to Vernalis of the amounts set out in clause 5, Vernalis hereby assigns to Rhinopharma such rights, title and interest as it holds in the Programme Patents.

2.2                              The assignment in clause 2.1 includes the right (where applicable) to file applications under the Paris Convention, corresponding to or based on any of the applications for the Programme Patents, and to claim priority from those applications.

2.3                              Rhinopharma shall not further assign the Programme Patents to any Third Party without the prior written consent of Vernalis.

2.4                              Vernalis shall transfer to Rhinopharma all records, data, files and other information (in any medium) which are in its possession, power or control (or those of its professional advisers and agents) and which relate directly to the Programme Patents as soon as reasonably possible after the date of this agreement.

3.                                      GRANT IN RELATION TO PROGRAMME KNOW-HOW AND PROGRAMME MATERIALS

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3.1                              Subject to the terms and conditions of this agreement, Vernalis grants to Rhinopharma an exclusive, worldwide, royalty-bearing licence under the Programme Know-How to Develop, Manufacture and Commercialise (or any of those activities) Licensed Products in the Field of Use in the Territory.

3.2                              Vernalis shall provide to Rhinopharma copies of the Programme Know-How as soon as reasonably possible after the date of this agreement.

3.3                              Rhinopharma shall only use the Programme Know-How provided by Vernalis under clause 3.2 for the purpose of Developing, Manufacturing and Commercialising (or any of those activities) the Licensed Products or in connection with a sub-license permitted under clause 4.1.

3.4                              Vernalis shall transfer to Rhinopharma the Programme Materials as soon as reasonably possible after the date of this agreement.

4.                                     SUB-LICENSING

4.1                              Rhinopharma shall have the right to grant sub-licences under the Programme IP provided that:

(a)                                any sub-licence shall be in writing on terms consistent with this agreement (including, without limitation, those terms relating to confidentiality, but excluding the right to grant further sub-licences without Vernalis’ prior written consent);

(b)                                Rhinopharma shall provide a copy of each sub-licence to Vernalis; and

(c)                                 any sub-licence shall automatically terminate on the termination of this agreement.

4.2                              Save as expressly set out no further rights or licences are granted by Vernalis to Rhinopharma by this agreement.

5.                                     PAYMENTS

5.1                              Within [***] ([***]) days after achievement of the first approval of a Regulatory Authority for the Commercialisation of any Licensed Product anywhere in the Territory, Rhinopharma shall pay to Vernalis the sum of five million pounds (£5,000,000).

5.2                              For each Licensed Product that is Covered by a Programme Patent at the time of First Commercial Sale of that Licensed Product, during the applicable Royalty Term and prior to the Royalty Term in respect of any named patient sales, Rhinopharma shall pay Vernalis royalties on the Net Sales Value of such Licensed Product at the royalty rate of [***]% ([***] per cent.).

5.3                              For each Licensed Product that is not Covered by a Programme Patent at the time of First Commercial Sale of that Licensed Product, during the applicable Royalty Term and prior to the Royalty Term in respect of any named patient sales, Rhinopharma shall pay Vernalis royalties on the Net Sales Value of such Licensed Product at the royalty rate of [***]% ([***] per cent.).

5.4                              Rhinopharma shall pay Vernalis [***]% ([***] per cent.) of all [***] consideration (excluding royalties which are payable separately under clauses 5.2 and 5.3) paid to Rhinopharma by its Sub-licensees for licences to or transfers of any Programme Patents and sub-licences to any Programme Know-How.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

5.5                              Within [***] ([***]) days after the first day of [***] of each year following the First Commercial Sale of any Licensed Product, Rhinophaima shall submit, or cause to be submitted, to Vernalis a statement in writing recording the calculation of the royalties payable under this agreement with respect to the preceding calendar quarter and in particular:

(a)                                [***];

(b)                                [***];

(c)                                 [***]; and

(d)                                [***].

5.6                              At the same time as submission of each statement in accordance with clause 5.5, Rhinopharma shall make payments to Vernalis in the amounts due for the calendar quarter covered by that statement.

5.7                              Royalties payable under this agreement are [***].

5.8                              Rhinopharma shall pay any royalties due to Vernalis gross without deduction of any withholding or other income taxes or if by law any royalties due to Vernalis are subject to withholding or other income taxes, Rhinopharma shall ensure that a sum is paid to Vernalis as shall, after deduction of any withholding or other income tax, be equivalent to the royalties otherwise payable under this agreement.  Royalties payable under this agreement shall be calculated in [***] by wire transfer to any account that Vernalis may notify to Rhinopharma in writing from time to time.

5.9                              For the purpose of converting any royalty payments that are due to Vernalis [***] on the date when the relevant payment first becomes due.

5.10                       Without prejudice to its other rights and remedies, Vernalis may charge, and Rhinopharma shall pay, interest, accruing daily from the due date to the date of actual payment on any amounts under this agreement at the rate of [***] per cent. per [***] above the base rate of [***] for the time being in force.

5.11                       Rhinopharma and Rhinopharma’s Affiliates shall keep records and books of account showing the quality, description and price of Licensed Products sold or put into use and those records and books shall be kept separate from any records and books not relating solely to the Licensed Products and be open at all reasonable times and on reasonable prior written notice to inspection and audit by Vernalis, or its duly authorised agent or representative, who shall be entitled to take copies of, or extracts from, the records and books and in the event that an inspection or audit should reveal a discrepancy in the royalties paid from those payable under this agreement, Rhinopharma shall make up the shortfall plus interest calculated in accordance with clause 5.11 within [***] ([***]) days after receipt of invoice for that amount from Vernalis.  Where an audit reveals an overpayment in royalties payable under this agreement, Rhinopharma shall deduct the amount of that overpayment from the next payment of royalties due under this agreement.

6.                                     RHINOPHARMA’S UNDERTAKINGS

6.1                              Rhinopharma undertakes to Vernalis that throughout the term of this agreement, Rhinopharma shall and shall procure that Rhinopharma’s Affiliates shall:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(a)                                use Commercially Reasonable and Diligent Efforts to progress the Development of Licensed Products with the objective of Commercialising Licensed Products as soon as is reasonably practical;

(b)                                obtain as soon as reasonably practicable all Regulatory Approvals for Licensed Products that are necessary, or may become necessary, to Develop, Manufacture or Commercialise (or any of those activities) Licensed Products within the Territory; and

(c)                                 mark all Licensed Products with the relevant patent numbers together with a statement that the Licensed Products are manufactured and/or sold under licence.

6.2                              Within [***] ([***]) days of the date of this agreement, Rhinopharma shall provide Vernalis with a written development plan describing Rhinopharma’s proposed worldwide Development efforts [***].  Rhinopharma shall update such development plan on an annual basis, with each such update being due from Rhinopharma to Vernalis within [***] ([***]) days of the relevant anniversary of this agreement.  At the same time as providing Vernalis with each update of the development plan, Rhinopharma shall provide Vernalis with a written progress report summarising Rhinopharma’s progress as against the previous year’s development plan.  The parties acknowledge that all plans and reports prepared in accordance with this clause 6.2 are provided to Vernalis for information purposes only.

6.3                              Rhinopharma acknowledges that it has received copies of the agreements listed in Schedule 4 (‘Schedule 4 Agreements’) evidencing the transfer and assignment of rights to certain know how which is incorporated as part of the Programme IP and Rhinopharma undertakes:

(a)                                to ensure that the exercise of its rights under this Agreement will not result in the breach by Vernalis of its obligations under the Schedule 4 agreements; and

(b)                                to make any additional payments to enable Vernalis to meet its payment obligations under the Schedule 4 agreements if and to the extent that Rhinopharma payment obligations under this Agreement are insufficient for Vernalis to meet its payment obligations under the Schedule 4 Agreements.

7.                                     REPRESENTATIONS AND WARRANTIES

7.1                              Vernalis represents and warrants to Rhinopharma that as of the date of this Agreement

(a)                                all steps necessary for the prosecution and maintenance of the Programme Patents have been taken;

(b)                                Vernalis has maintained and shall maintain the confidentiality of the Programme Know-How;

(c)                                 Vernalis is the sole legal and beneficial owner of the Programme Patents, free and clear of all liens, claims, charges and encumbrances of whatsoever nature and kind;

(d)                                Vernalis is a company duly incorporated, validly existing and in good standing under the laws of England and has the power and capacity to own and carry out its business as it presently exists;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7.2                              Rhinopharma represents and warrants to Vernalis that as of the date of this Agreement Rhinopharma is a company duly incorporated, validly existing and in good standing under the laws of British Columbia and has the power and capacity to run and carry out its business as it presently exists.

7.3                              Vernalis and Rhinopharma both represent and warrant to the other party that as of the date of this Agreement:

(a)                                the execution and delivery of this agreement and the completion of the transactions contemplated hereby has been duly authorised by all necessary corporate action and so far as it is aware (not having made enquiry) this agreement constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms subject to all limitations of bankruptcy, liquidation, general principles of equity (including moratorium and enforcement of creditors’ rights generally) and public policy constraints;

(b)                                neither the execution and delivery of this agreement nor the completion of the transactions contemplated herein will:

(i)                                    violate any of the terms and provisions of the corporate charter or bylaws of such party or any judgment, order, decree, statute, byelaw, regulation, covenant, restriction, license, lease, permit, approval, consent or authorisation applicable to such party;

(ii)                                 constitute or result in a breach or default under any instrument, agreement or other commitment of such party; and

(c)                                 there is no requirement under any instrument, agreement or other commitment of such party to give any notice to or obtain the consent or approval of any other party to the same relating to the consummation of the transactions contemplated by this agreement.

7.4                              Save as expressly provided in this agreement, no representation, warranty or condition, express or implied, statutory or otherwise is given by Vernalis to Rhinopharma in respect of the Programme Patents or Programme Know-How and any and all representations, warranties and conditions are excluded save to the extent prohibited by law.  For the avoidance of doubt, nothing in this agreement shall constitute any representation, warranty or condition that any Programme Patent (if a patent application) shall proceed to grant or if granted shall be valid, or that Rhinopharma’s use of any Programme IP in accordance with this agreement will not infringe any rights of any Third Party.

8.                                     THIRD PARTY INFRINGEMENT OF PROGRAMME IP

8.1                              Vernalis shall deliver a notice, in writing, to Rhinopharma during the term of this agreement if Vernalis becomes aware of any infringement, or suspected infringement, of any of the Programme IP by any Third Party (Infringement).

8.2                              Within [***] ([***]) days after delivery of the notice under clause 8.1, Rhinopharma shall decide whether to take steps to protect or enforce its rights in the Programme IP and Rhinopharma shall notify Vernalis of Rhinopharma’s decision in writing.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

8.3                              If Rhinopharma notifies Vernalis of Rhinopharma’s decision to take steps to protect or enforce its rights in the Programme IP, Rhinopharma shall have the sole right to institute infringement proceedings against the Third Party provided Rhinopharma commences infringement proceeding within [***] ([***]) days after the notice delivery under clause 8.1.

8.4                              If Rhinopharma commences infringement proceedings within [***] ([***]) days after delivery of the notice under clause 8.1, Rhinopharma shall give Vernalis an opportunity to make suggestions and comments regarding any proceedings.  Rhinopharma shall keep Vernalis informed of, and shall from time to time consult with Vernalis regarding, the status of any proceedings and shall provide Vernalis with copies of all documents filed in, and all material written communications relating to, any proceedings.  Rhinopharma shall appoint counsel for the infringement proceedings.  Rhinopharma shall pay all expenses of the infringement proceedings, including, without limitation, legal fees and related costs.  Rhinopharma shall be entitled to retain for its own account any damages, settlement fees or other amounts for past infringement received as a result of the infringement proceedings.  If necessary, Vernalis shall join as a party to the infringement proceedings but shall be under no obligation to participate except to the extent that Vernalis’s participation is required as a result of being a named party to the proceedings.  Rhinopharma shall not settle any infringement proceedings involving Vernalis’s rights without obtaining Vernalis’s prior written consent which shall not be unreasonably withheld or delayed.

8.5                              If Rhinopharma fails:

(a)                                to notify Vernalis within [***] ([***]) days after the delivery of the notice under clause 8.1 then Rhinopharma shall be deemed for the purpose of this agreement to have taken a decision not to take steps to protect or enforce its rights in the Programme IP; or

(b)                                to institute infringement proceedings against the Third Party within [***] ([***]) days after the delivery of the notice under clause 8.1 and having given Vernalis notice of Rhinopharma’s intention to commence infringement proceeding under clause 8.3, then Vernalis shall have the right, at Vernalis’s expense, to commence infringement proceedings.  Vernalis shall have the sole right to appoint counsel (reasonably acceptable to Rhinopharma) and Rhinopharma shall reimburse Vernalis in respect of all expenses reasonably incurred by Vernalis in conducting the proceedings including, without limitation, legal fees and related costs.  If necessary, Rhinopharma shall join as a party to the infringement proceedings and shall participate only to the extent that participation is required as a result of Rhinopharma being a named party to the infringement proceedings or being the owner of the relevant Programme Patent.  At Vernalis’s request, Rhinopharma shall offer reasonable assistance to Vernalis in connection with the infringement proceedings.  Rhinopharma shall have the right to be represented in any infringement proceedings by Rhinopharma’s own counsel.

8.6                              For the avoidance of doubt, nothing in this clause shall relieve Rhinopharma of its ongoing payment obligations under clause 5 of this agreement.

9.                                     MAINTENANCE OF PATENTS

9.1                              Subject to clause 9.2, Rhinopharma shall pay all fees and charges and do all acts and things necessary for the management and maintenance of all Programme Patents, including without limitation doing all acts and things necessary (i) to avoid minimising or reducing the scope of the Programme Patents, or (ii) to prosecute any of the Programme Patents that are applications.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

9.2                              Rhinopharma shall not abandon any of the Programme Patents or allow any of the Programme Patents to lapse save with the prior written consent of Vernalis which shall not be unreasonably withheld or delayed.  Rhinopharma must provide at least [***] days written notice of any intention to abandon obligations in clause 9.1.  Where Rhinopharma does notify Vernalis of its intention to abandon any of the Programme Patents or allow any of the Programme Patents to lapse, Vernalis shall be entitled by written notice to Rhinopharma to either:

(a)                                by written notice to Rhinopharma, assume the maintenance and management of such Programme Patents; or

(b)                                terminate this agreement in its entirety by providing [***] ([***]) days written notice to Rhinopharma.

If Vernalis provides notice of termination to Rhinopharma under sub-para(b) of this clause 9.2, Rhinopharma may by written notice to Vernalis prior to the expiry of the notice period in sub-para(b) revoke its intention to abandon obligations in clause 9.1 and, in such event, Vernalis notice of termination shall cease to be effective.

10.                              TERM AND TERMINATION

10.1                       This agreement shall come into effect on the execution of this agreement and, subject to clauses 10.2 and 10.4, shall continue in force until terminated by either party in accordance with clauses 10.2, 10.3 or 10.4.

10.2                       Rhinopharma may, at any time, terminate this agreement in its entirety by providing ninety (90) days written notice to Vernalis.

10.3                       Vernalis may terminate this agreement in accordance with clause 9.2(b).

10.4                       Each party shall have the right, without prejudice to its other rights or remedies, to terminate this agreement immediately by written notice to the other:

(a)                                if the other party is in material or persistent breach of any of its obligations under this agreement and, in the case of any material breach, either that breach is incapable of remedy or the other party shall have failed to remedy that breach within thirty (30) days after receiving written notice requiring it to remedy that breach;

(b)                                if the other party being a company is unable to pay its debts or becomes insolvent or an order or an application is made or a resolution passed for the administration, winding-up or dissolution of the other party (otherwise than for the purposes of a solvent amalgamation or reconstruction) or an administrative or other receiver, manager, liquidator, administrator, trustee or similar officer is appointed over all or any of the assets of the other party or an application or a filing for a moratorium is made in respect of the other party under Schedule A1 Insolvency Act 1986 or the other party enters into or proposes any composition or arrangement with its creditors generally or anything analogous to the foregoing occurs in any applicable jurisdiction; or

(c)                                 if the other party being an individual is unable to pay his or her debts as they fall due or becomes insolvent or an order or an application is made for his or her bankruptcy or an application for an interim order is made in respect of the other party or the other party

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

enters into or proposes any composition or arrangement with his or her creditors or if the other party dies or anything analogous to the foregoing occurs in any applicable jurisdiction.

10.5                       If any of Rhinopharma’s Affiliates ceases to be an Affiliate of Rhinopharma then that Affiliate’s rights under this agreement shall automatically terminate.

10.6                       Any termination of this agreement shall not affect any accrued rights or liabilities of either party, nor shall it affect the coming into force or the continuance in force of any provision of this agreement which is expressly or by implication intended to come into force or continue in force on or after termination.

11.                              EFFECT OF TERMINATION

11.1                       Upon termination of this agreement and subject to clause 11.2, Rhinopharma shall, and shall procure that Rhinopharma’s Affiliates shall:

(a)                                pay all outstanding amounts that are due to Vernalis;

(b)                                cease any activity utilising any of the Programme IP;

(c)                                 assign free of charge to Vernalis such rights, title and interest as it holds in the Programme Patents [[***]] (such assignment to be on terms the same as those set out in clause 2 of this agreement);

(d)                                do all acts and things necessary to enable Vernalis to resume the management and maintenance of the Programme Patents;

(e)                                 transfer all Regulatory Approvals and related regulatory filings and any other Development or Manufacturing documentation to Vernalis;

(f)                                  return, or at Vernalis’s option destroy, any Programme Know-How that is in a tangible or electronic form; and

(g)                                 co-operate with Vernalis in cancelling any registered user agreements that Vernalis and Rhinopharma and Rhinopharma’s Affiliates may have executed.

11.2                       Rhinopharma and Rhinopharma’s Affiliates and Sub-licensees shall have the right to dispose of any stocks of Licensed Products for a period of one hundred and eighty (180) days from the date of termination that may be in its possession or in the process of being manufactured provided that Rhinopharma pays to Vernalis a royalty in respect of those Licensed Products in accordance with clause 5.

12.                              CONFIDENTIALITY AND ANNOUNCEMENTS

12.1                       The Recipient undertakes to the Disclosing Party to treat as confidential all Confidential Information of the Disclosing Party.

12.2                       The Recipient may only use the Confidential Information of the Disclosing Party for the purposes of, and in accordance with, this agreement.  The Recipient may, with Disclosing Party’s prior written consent (not to be unreasonably withheld or delayed), provide its Permitted Users with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

access to the Confidential Information on a strict “need-to-know” basis only.  The Recipient shall ensure that each of its Permitted Users is bound to hold all Confidential Information in confidence to the standard required under this agreement.  Where a Permitted User is not an employee, officer or director of the Recipient (and is not under a professional duty to protect confidentiality) the Recipient shall ensure that the Permitted User shall enter into a written confidentiality undertaking with the Recipient on substantially equivalent terms to this agreement, a copy of which shall be provided to the Disclosing Party upon request.

12.3                       This clause 12 shall not apply to any information which:

(a)                                is in or subsequently enters the public domain other than as a result of a breach of this clause 12;

(b)                                has been or is subsequently received from a Third Party which is under no confidentiality obligation in respect of that information; or

(c)                                 has been or is subsequently independently developed by the Recipient or, one of Recipient’s Affiliates without use of the Disclosing Party’s Confidential Information.

12.4                       Each Permitted User may disclose Confidential Information where that Permitted User (or where the Permitted User is an individual, his or her employer or any Affiliate of his or her employer) is required to do so by law or by any competent regulatory authority.  In these circumstances the Recipient shall give the Disclosing Party prompt written notice of the disclosure (where lawful and practical to do so) so that the Disclosing Party has sufficient opportunity (where possible) to prevent or control the manner of disclosure by appropriate legal means.

12.5                       Neither party shall:

(a)                                make or authorise any public or private announcement or communication concerning this agreement its terms or the fact that the parties have entered into this agreement;

(b)                                refer to or use any business name or trade mark of the other party in any promotional communications,

without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.  Without otherwise limiting the generality of clause 12.5(a), Vernalis agrees that its prior written consent will not be required for Rhinopharma to disclose that it has entered into an agreement with Vernalis relating to phosphodiesterase inhibitors at broker-arranged meetings between Rhinopharma and potential investors, where Rhinopharma does not know in advance of the meeting the identity of the potential investors and provided that Rhinopharma gives written notice to Vernalis, within seven days of such meetings, of the identity of the potential investors to whom such disclosure has been made.  For the avoidance of doubt, nothing in this clause 12.5 shall permit Rhinopharma to disclose, nor shall Vernalis be obliged to provide its consent to disclosure of, the terms of this agreement or Confidential Information to potential investors.

12.6                       This clause 12 shall remain in full force and effect notwithstanding any termination of this agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

13.                              FORCE MAJEURE

13.1                       Neither party will be liable to the other party for any delay or non-performance of its obligations under this agreement arising directly from any of the following cause or causes to the extent they were beyond its reasonable and unable to be reasonably planned for or avoided including, without limitation, any of the following:  act of God, governmental act, war, fire, flood, explosion, or civil commotion.  provided that the affected party:

(a)                                promptly notifies the other party in writing of the cause of the delay or non-performance and the likely duration of the delay or non-performance; and

(b)                                uses all reasonable endeavours to limit the effect of that delay or non-performance on the other party.

13.2                       In any such case the performance of the affected party’s obligations, to the extent affected by the cause, will be suspended during the period that the cause persists.  If performance is not resumed within 6 months after the notice provided under clause 13.1 the other party may terminate this agreement immediately by written notice to the affected party.

14.                              NOTICES

14.1                       Any notice or other document to be served under this agreement may be delivered or sent by post or facsimile process to the party to be served at its address set out below:

(a) to Vernalis at:	(b) to Rhinopharma at:

Oakdene Court, 613 Reading Road Winnersh, Berks, RG41 5UA, UK	[***]

Fax: +44 118 989 9367	Fax: (604) 222 3602

Marked for attention of Company Secretary	Marked for attention of Chairman and to be copied to: [***]

or at any other address or facsimile number or to any other addressee as it may have notified to the other party in accordance with this clause 14.  Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if both parties’ addresses for service are within the United Kingdom) or by prepaid airmail (if elsewhere).

14.2                       In proving service of a notice or document it shall be sufficient to prove that delivery by post was made and recorded or that the facsimile message was properly addressed and despatched, as the case may be.

15.                              ASSIGNMENT

Neither this agreement nor any of the rights or obligations hereunder may be assigned transferred or otherwise disposed of by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, except to a party that acquires, by merger, sale of assets or otherwise, all or substantially all of the business of the assigning party to which the subject matter of this agreement relates.  Any purported assignment or transfer in violation of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the preceding sentence shall be void.  Any permitted assignee or transferee shall assume all obligations of its assignor under this agreement.  No assignment or transfer shall relieve either party of responsibility for the performance of any accrued obligation that such party then has hereunder.

16.                              GENERAL

16.1                       No partnership or agency

Nothing in this agreement shall be deemed to constitute a partnership between the parties, nor constitute either party the agent of the other party or, in the case of Rhinopharma, any of its Affiliates, for any purpose.

16.2                       Counterparts and Delivery

This agreement may be executed in any number of counterparts and delivered by fax.  This has the same effect as if the signatures on the counterparts were on a single copy of this agreement.

16.3                       Waiver

The rights of each party including, in the case of Rhinopharma, of any of its Affiliates, under this agreement:

(a)                                may be exercised as often as necessary;

(b)                                are cumulative and not exclusive of rights or remedies provided by law; and

(c)                                 may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

16.4                       Amendments

Any amendment of this agreement shall not be binding on the parties unless set out in writing, expressed to amend this agreement and signed by authorised representatives of each of the parties.

16.5                       Severability

If any term of this agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)                                the legality, validity or enforceability in that jurisdiction of any other term of this agreement; or

(b)                                the legality, validity or enforceability in other jurisdictions of that or any other provision of this agreement.

16.6                       Further assurance

Each party undertakes, at the request, cost and expense of the other party, to sign all documents and to do all other acts, which may be necessary to give full effect to this agreement, including in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the case of any assignment of the Programme Patents (whether pursuant to clause 2 or clause 9.2), to enable the relevant assignee to fulfil all relevant national registry requirements for the recordal of the assignment of the Programme Patents.

16.7                       Costs

Each party shall pay the costs and expenses incurred by it in connection with the entering into of this agreement.

16.8                       Language

(a)                                Any notice given in connection with this agreement must be in English.

(b)                                Any other document provided in connection with this agreement must be:

(i)                                    in English; and

(ii)                                 (unless otherwise agreed) accompanied by a certified English translation.  In this case, the English translation prevails unless the document is a statutory or other official document.

16.9                       Third Party Rights

A person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

16.10                Whole agreement

(a)                                This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements (including but not limited to the Confidential Disclosure Agreement dated 25th November 2004) between the parties relating to the transactions.

(b)                                Subject to clause 16.10(c), each party acknowledges that in entering into this agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement and the documents referred to in it) made by or on behalf of any other party before the date of this agreement.  Each party waives all rights and remedies which, but for this clause 16.10, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

(c)                                 Nothing in clause 16.10(b) limits or excludes any liability for fraud.

17.                              DISPUTES

17.1                       Any dispute arising out of or in connection with this agreement (Dispute), shall be referred by either party first to the Chief Executive Officer of each of the parties for resolution.  If the Dispute cannot be resolved by the Chief Executive Officer of the parties within fourteen (14) days after the Dispute has arisen, either party may give notice to the other party in writing (Notice) that a Dispute has arisen.  Within seven days after the date of the Notice, the Dispute shall be referred to a senior executive of each of Rhinopharma and Vernalis for resolution.  If the Dispute is not resolved by agreement in writing between the parties within [***] ([***]) days after the date of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the Notice, the Dispute shall be resolved in accordance with the remaining provisions of this clause 17.

17.2                       A Dispute may at either party’s request be referred to non-binding mediation (save for any Dispute relating to intellectual property).  Any reference to mediation shall be made in accordance with the procedures of the Centre for Alternative Dispute Resolution in London.  The mediation shall be conducted by a single mediator appointed by the parties or, if the parties are unable to agree on the identity of the mediator within [***] ([***]) days after the date of the request that the Dispute be resolved by mediation, or if the person appointed is unable or unwilling to act, the mediator shall be appointed by the Centre for Alternative Dispute Resolution on the application of either party.  The mediation shall be conducted in London in English.  Mediation is without prejudice to the rights of the parties in any future proceedings.

18.                              JURISDICTION

18.1                       The parties agree that the courts of England shall have exclusive jurisdiction with respect to any disputes arising under this agreement and the parties accordingly submit to the exclusive jurisdiction of the English courts.

19.                              GOVERNING LAW

This agreement is governed by and interpreted in accordance with English law, provided that any disputes regarding the recordal or validity of a Programme Patent shall be subject to the jurisdiction of registration of the relevant Programme Patent.

THIS AGREEMENT has been signed on behalf of the parties by their duly authorised representatives on the date which appears first on page 1.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1

PROGRAMME PATENTS

Vernalis Ref. No:	[***]

Title:	[***]

Subject Matter:	[***]

Inventors:	[***] [***]

Priority Application Date:	[***]
Earliest Publication Date/No:	[***]

Applicant:	[***]
Patentee:	[***]

Territory	Application Date	Application No.	Patent No.	Expiry Date

[***]

* Includes [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2

KNOW HOW

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3

NET SALES VALUE DEFINITION

Net Sales Value means with respect to any Licensed Product, all revenues (recognised in accordance with [***] generally accepted accounting principles) from sales of a Licensed Product by Rhinopharma, its Affiliates, agents and Sub-licensees, to Third Parties, less the total of the following:

(a)                                normal or customary trade, cash, prompt payment and/or quantity discounts actually allowed and taken;

(b)                                returns, allowances, free goods, rebates, chargebacks, other allowances or payments to government agencies actually allowed and taken;

(c)                                 retroactive price reductions applicable to sales of such product actually allowed and taken;

(d)                                fees paid to distributors, selling agents (excluding any sales representatives of a party or any of its Affiliates), group purchasing organisations and managed care entities;

(e)                                 credits or allowances (actively paid or allowed) for wastage replacement, whether cash or trade;

(f)                                  non-recoverable sales taxes, excise taxes, tariffs and duties (excluding taxes when assessed on income derived from sales); and

(g)                                 three and one half per cent (3.5%) of the amount invoiced to cover, freight or other transportation charges, insurance charges, additional special packaging, and other governmental charges directly related to the selling of Licensed Products.

(h)                                actual bad debt incurred.

In the case of any sale of a Licensed Product between or among Rhinopharma and its Affiliates, agents or Sub-licensees for resale, Net Sales Value shall be calculated as above only on the first arm’s length sale by Rhinopharma or its Affiliate, agent or Sub-licensee to a Third Party.

Upon any sale or other disposal of any Licensed Product for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms then for the purposes of calculating the Net Sales Value under this agreement, such Licensed Product shall be deemed to be sold exclusively for money at the average sales price during the applicable reporting period generally achieved for such Licensed Product in the country in which such sale or other disposal occurred when such Licensed Product is sold alone and not with other products.

Where a Licensed Product is sold together with other pharmaceutical products for a single price (whether sold together in the same package, or merely price bundled), then for the purposes of calculating the Net Sales Value under this agreement such Licensed Product shall be deemed sold for an amount equal to the following:

(X divided by Y) multiplied by Z

where X is the average sales price during the applicable reporting period generally achieved for such Licensed Product in the country in which such sale or other disposal occurred when such Licensed Product is sold alone and not with other pharmaceutical products; Y is the sum of the average sales price

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

during the applicable reporting period generally achieved in that country when sold alone by each product (including the Licensed Product) included in the bundle of pharmaceutical products that is sold for the single price; and Z equals the single price at which the bundle of pharmaceutical products represented in Y was actually sold.  In the event that one or more of the products in the bundled product are not sold separately, the parties shall confer in good faith to determine a fair market price that shall equitably compensate the Net Sales Value for the value of the Licensed Product(s) within the bundled product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 4

KNOW HOW AGREEMENTS

Copies of the following agreements (evidencing know how transferred and assigned to Vernalis and incorporated as part of Programme IP) provided to Rhinopharma prior to the date of this Agreement.

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

SIGNATORIES

Signed by:	/s/ Simon Sturge

Title: CEO

Date: 11-Feb-05

For VERNALIS DEVELOPMENT LIMITED

/s/Michael J.A. Walker

Signed by: Michael J. A. Walker

Title: Chairman

Date: February 16, 2005

For RHINOPHARMA LTD.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.